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                                                                   EXHIBIT 2

                     STOCK EXCHANGE AGREEMENT, AS AMENDED
         (INCLUDED AS APPENDIX "A" TO THE PROXY STATEMENT-PROSPECTUS)

                        Omitted Schedules and Annexes

        Pursuant to Item 601(b)(2) of Regulation S-K, the schedules, annexes and exhibits to Exhibit 2 of this Registration Statement have been omitted. Set forth below is a list of such omitted documents.


Exhibit A               -       Base Exchange Price

Exhibit B               -       Disclosure Schedule

Exhibit C               -       Escrow Agreement - form included

Exhibit D               -       [There is no exhibit "D."]

Exhibit E               -       Paying Agent Agreement - form included

Exhibit F               -       Buyer's Indemnification Exhibit

Exhibit G               -       Sellers' Agreement - form included

Exhibit H               -       FTNC Capitalization

